                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      ZEBRA TECHNOLOGIES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  [LOGO]

                         Zebra Technologies Corporation

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2000

To the Stockholders of
Zebra Technologies Corporation:

     The Annual Meeting of Stockholders of Zebra Technologies Corporation (the "Company") will be held at 10:30 a.m., Chicago time, on Tuesday, May 16, 2000, at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, for the following purposes:

     (1)  To elect six directors;

     (2) To ratify the selection by the Board of Directors of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2000; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 20, 2000, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                    By order of the Board of Directors,

                                    Gerhard Cless
                                    SECRETARY

Vernon Hills, Illinois
April 3, 2000

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

                         ZEBRA TECHNOLOGIES CORPORATION
                           333 Corporate Woods Parkway
                          Vernon Hills, Illinois 60061
                                 (847) 634-6700

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

     The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation ("Zebra," or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at 10:30 a.m., Chicago time, on Tuesday, May 16, 2000, at The University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, and any adjournments thereof. The Company intends to release this Proxy Statement and the accompanying form of proxy to stockholders on or about April 15, 2000.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE

     VOTING SECURITIES -- The Board of Directors has fixed the close of business on March 20, 2000, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 25,263,150 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 6,245,393 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"). The holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be submitted to the vote of stockholders at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share.

     PROXIES -- The Board of Directors of the Company has selected Edward L. Kaplan, Gerhard Cless and Donald K. Skinner, the persons named as proxies on the proxy card accompanying this Proxy Statement, to serve in such capacity. Messrs. Kaplan, Cless and Skinner are directors of the Company, and Messrs. Kaplan and Cless are executive officers of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

     REQUIRED VOTE -- At the Annual Meeting, (i) a plurality of the votes cast in person or by proxy is required to elect directors; and (ii) the affirmative vote of holders of a majority of the voting power of the Common Stock is required to ratify the appointment of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2000. Stockholders will not be allowed to cumulate their votes in the election of directors.

     The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. With respect to the proposal to ratify the appointment of KPMG LLP, abstentions and broker non-votes will have the same effect as votes against such proposal. Neither abstentions nor broker non-votes will have any effect on the voting on the proposal to elect directors.

     Because of their beneficial ownership of Common Stock, Messrs. Kaplan, Cless and Skinner have voting power sufficient to (i) elect the six nominees named to serve as directors and (ii) ratify the appointment of KPMG LLP. Messrs. Kaplan, Cless and Skinner have advised the Board of Directors that all shares beneficially owned by them will be voted in favor of such proposals. See "Security Ownership of Certain Beneficial Owners and Management."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors has set the number of directors to be elected at the Annual Meeting at six. Each nominee for election as director currently serves as a director of the Company. The Board of Directors recommends that the stockholders vote in favor of the election of the six nominees named in this Proxy Statement to serve as directors of the Company.

     If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for such substitute nominee or nominees as the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

     NOMINEES FOR ELECTION AS DIRECTORS -- The following persons, if elected at the Annual Meeting, will serve as directors until the earlier of the 2001 annual meeting of the Company's stockholders or until their successors are duly elected and qualified.

                                                                                                         SERVED AS
                                                                                                         DIRECTOR
               NAME                     AGE                   POSITION WITH COMPANY                       SINCE
-----------------------------------    -----    -------------------------------------------------     -------------
  Gerhard Cless                          60        Executive Vice President, Secretary                     1969
                                                   and Director

  Edward L. Kaplan                       57        Chairman and Chief Executive Officer                    1969

  Christopher G. Knowles (1)             57        Director                                                1991

  David P. Riley                         53        Director                                                1991

  Donald K. Skinner                      59        Vice Chairman                                           1998

  Michael A. Smith (1)                   45        Director                                                1991

---------------------

     (1) Member of Audit Committee.

     GERHARD CLESS is Executive Vice President and Secretary, as well as a co-founder of Zebra, and has served as a director since 1969. He served as Executive Vice President for Engineering and Technology of Zebra from February 1995 to June 1998, after having served as Senior Vice President since 1969. Mr. Cless served as Treasurer of Zebra until October 1991. Since 1969, he has been active with Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation's printer division. Mr. Cless received an MSME degree from Esslingen, Germany and has done graduate work at the Illinois Institute of Technology.

     EDWARD L. KAPLAN is Chief Executive Officer and Chairman, as well as a co-founder, of Zebra and has served as a director since 1969. He also served as President of Zebra from its formation until February 1995 and again from April 1997 to April 1998 (on an interim basis) and as Chief Financial Officer of Zebra from its formation until October 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi) and an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University.

     CHRISTOPHER G. KNOWLES has served as a director of Zebra since July 1991. He has been a member of the Board of Directors of Insurance Auto Auctions, Inc. since June 1994. In 1966, Mr. Knowles joined North American Van Lines, which was acquired by PepsiCo, Inc. two years later. He continued his career with PepsiCo, Inc., working in human relations and distribution with several of its subsidiary companies, including North American Van Lines, PepsiCo Service Industries and Wilson Sporting Goods, as well as holding positions on the corporate staff of PepsiCo. In 1976, he became a Vice President of Allied Van Lines and later became Division Vice President in charge of Allied's Household Goods
Division, the largest division of that company. Mr. Knowles joined
Underwriters Salvage Company in 1980 as its Chairman of the Board and Chief Executive Officer and subsequently acquired that company with other members of its management. Underwriters Salvage Company was acquired by Insurance
Auto Auctions, Inc. in January 1994. Mr. Knowles became President and Chief Operating Officer of Insurance Auto Auctions, Inc. in April 1994 and held such positions until March 1996. Since December 1998, Mr. Knowles has served as Chief Executive Officer of Insurance Auto Auctions, Inc. Mr. Knowles received his BA degree from Indiana University in 1966.

     DAVID P. RILEY has served as a director of Zebra since July 1991. Since 1984, he has been President and Chief Executive Officer of The Middleby Corporation, a public company which manufactures commercial food equipment and provides complete kitchens to various institutional customers, as well as to restaurants such as Pizza Hut and Domino's Pizza. He also serves as a director of The Middleby Corporation. Mr. Riley was previously employed in various management positions with a subsidiary of The Middleby Corporation and, before that, with Hobart Corporation, a food equipment manufacturer. Mr. Riley holds a BS in Engineering from The Ohio State University.

     DONALD K. SKINNER has served as Vice Chairman of the Board and since the merger of Zebra and Eltron International on October 28, 1998. Previously, he served as Eltron's Chief Executive Officer from December 1992 and as its Chairman of the Board from July 1995. Mr. Skinner co-founded Eltron International in January 1991 and served as its Executive Vice President and Chief Operating Officer until December 1992 and as its President from December 1992 to September 1995. In September 1989, Mr. Skinner founded Eltron, Inc., a manufacturer of custom thermal printers where he served as President until January 1991. From January 1989 to August 1989, Mr. Skinner served as General Manager of Axiom-Edwards-CPE, Inc., a manufacturer of thermal printers. In 1985, Mr. Skinner co-founded and served as Executive Vice President and Chief Operating Officer of Peripheral Technology Corp., a manufacturer of computer disk drives, and was responsible for new product development, engineering, sales and marketing, and operations. Prior to his tenure at Peripheral Technology Corp., Mr. Skinner spent 15 years at Dataproducts Corp., a manufacturer of computer printers, where he was responsible for the development, manufacturing and marketing of the company's new product lines. Mr. Skinner is a director of Percon, Inc. (Eugene, Oregon), a manufacturer of bar code reading products. Mr. Skinner holds a BSME from West Coast University and an MBA from Pepperdine University.

     MICHAEL A. SMITH has served as a director of Zebra since July 1991. He is also Chairman, Chief Executive Officer and founder of FireVision L.L.C., which was formed in December 1999. FireVision is developing visualization software and related analytical technologies for use in high-bandwidth e-commerce applications. From September 1998 to December 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquistions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. He was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens from September 1997 to August 1998. Previously, Mr. Smith was co-founder and head of the investment banking group BA Partners and its predecessor entity Continental Partners Group since 1989. His previous positions include Managing Director, Corporate Finance Department, for Bear, Stearns & Co. (1982 to 1989) and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank (1977 to 1982). He was a director of Graphic Technology from 1983 to 1989. Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago.

     DIRECTOR COMPENSATION -- For their services as directors, the members of the Board of Directors who are not employees of Zebra are paid $2,000 quarterly, $2,000 for each Board meeting attended and $500 for each Board committee meeting attended. In addition to cash compensation, each of Messrs. Knowles, Riley and Smith has been granted, over a five-year period, options to acquire 20,000 shares of Class A Common Stock pursuant to Zebra's Stock Option Plan for Outside Directors (the "Outside Director Plan"), which expired in 1996. Options granted under the Outside Director Plan have an exercise price equal to the fair market value on the date of grant and have a term ending seven years after the date of grant or two years after the date on which the director ceases being a director of the Company, whichever is earlier. Pursuant to Zebra's 1997 Non-Employee Director Plan (the "1997 Director Plan"), on February 11, 1997, each of Messrs. Knowles, Riley and Smith was granted options to purchase 15,000 shares of Class A Common Stock at an exercise price of $24.50 per share (the closing price of the Class A Common Stock on the grant date, as report by Nasdaq). Options granted under the 1997 Director Plan vest in five equal increments on the grant date and each of the first four anniversaries thereof (so long as the optionee is still an active member of the Board of Directors) and remain exercisable until the tenth anniversary of the grant date. See "Security Ownership of Certain Beneficial Owners and Management."

     MEETINGS -- The Board of Directors meets quarterly and may schedule additional special meetings upon request of the Chairman of the Board, the President of the Company or one-half of the Board of Directors. During the year ended December 31, 1999, the Board of Directors met five times. Each director attended all of the board meetings and meetings of board committees on which he served that were held during 1999.

     COMMITTEES OF THE BOARD OF DIRECTORS -- The Audit Committee generally has responsibility for recommending independent auditors to the Board for selection, reviewing the plan and scope of the audit, reviewing the Company's audit and control functions and reporting to the full Board regarding all of the foregoing. The Audit Committee conferred by telephone on a number of occasions and held four formal meetings in 1999. The Board of Directors does not have a compensation or nominating committee.

                               EXECUTIVE OFFICERS

     Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless and Kaplan, who are identified in the section "Election of Directors -- Nominees for Election as Directors."


                     NAME                AGE                       POSITION
        ----------------------------    -----    ------------------------------------------------
          Charles E. Turnbull            48        President

          Jack A. LeVan                  45        Senior Vice President, Business Development

          Charles R. Whitchurch          53        Chief Financial Officer and Treasurer


     CHARLES E. TURNBULL joined Zebra as President on April 20, 1998. Mr. Turnbull came to Zebra from Nashua Corporation, where he was President of the Commercial Products Group from August 1995 to October 1997. From January 1994 until November 1994, Mr. Turnbull was President of the Polyken Technologies Division of Kendall International. From 1978 to 1994, Mr. Turnbull held various management positions of increasing responsibility with the Avery Dennison Corporation, including Vice President and General Manager of the Marking Films Division. Mr. Turnbull received a BS in industrial engineering from the University of Oklahoma and an MBA from the Harvard Graduate School of Business.

     JACK A. LEVAN has been Senior Vice President of Business Development since April 1997. He joined Zebra in January 1995 as Senior Vice President of Marketing. From 1993 until joining Zebra, Mr. LeVan was President of the Carolina Enterprise Association. From 1989 to 1993, he served in various senior management positions with Groupe Legris Industries, progressing to President and CEO of PPM Cranes, Inc., a company acquired by Groupe Legris Industries in 1992. Mr. LeVan held various management positions with Miller Fluid Power from 1981 to 1989. In addition, Mr. LeVan spent three years in consulting with a specialization in industrial marketing strategy. Mr. LeVan received a BA and an MBA from the University of Chicago.

     CHARLES R. WHITCHURCH joined Zebra as Chief Financial Officer and Treasurer in September 1991. From 1981 until he joined Zebra, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973.

     The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     SECTION 16(a) COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, except as set forth below, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

     Michael A. Smith and Charles R. Whitchurch each filed one Form 4 after the date prescribed in Section 16(a).

                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 1999 and the two prior years for (i) the chief executive officer and (ii) the three other executive officers of the Company who received the highest compensation (combined salary and bonus) in 1999 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM
                                                                                    COMPENSATION (1)
                                                                                   ------------------
                                                         ANNUAL COMPENSATION             AWARDS
                                                   ------------------------------  ------------------        ALL
                                                                                       SECURITIES           OTHER
                                                                                       UNDERLYING        COMPENSATION
    NAME AND PRINCIPAL POSITION           YEAR        SALARY ($)      BONUS ($)       OPTIONS (#)             ($)
------------------------------------   ----------  ---------------  -------------  ------------------  -------------------
  Edward Kaplan                           1999          $423,534       $423,415            --               $23,878 (2)
     Chairman and                         1998           340,290        122,502            --                10,405
     Chief Executive Officer              1997           309,355        139,210            --                10,055

  Charles E. Turnbull (3)                 1999          $290,769       $214,588            --               $11,337 (4)
     President                            1998           188,462         56,700            --                 --
                                          1997              --             --              --                 --

  Charles R. Whitchurch,                  1999          $197,200        $90,279            --               $14,768 (5)
     Chief Financial Officer              1998           176,538         38,170            --                10,405
  and    Treasurer                        1997           169,028         45,637            --                10,055

  Jack A. LeVan                           1999          $185,365        $88,998            --               $12,119 (6)
     Senior Vice President,               1998           178,173         48,430            --                10,405
     Business Development                 1997           168,940         45,614            --                10,055


     (1) None of the Named Officers had any restricted stock holdings as of December 31, 1999.

     (2) Consisting of 401(k) contributions of $5,000, profit sharing plan payments of $6,725, disability insurance of $6,766, automobile allowance of $4,680, and life insurance of $707.

     (3)  Charles E. Turnbull joined the Company on April 20, 1998.

     (4) Consisting of 401(k) contributions of $4,354, profit sharing plan payments of $6,725, and life insurance of $258.

     (5) Consisting of 401(k) contributions of $5,000, profit sharing plan payments of $6,725, disability insurance of $2,619, and life insurance of $424.

     (6) Consisting of 401(k) contributions of $4,315, profit sharing plan payments of $6,725, disability insurance of $821, and life insurance of $258.

     The following table provides information on stock options granted in the year ended December 31, 1999, to the Named Officers:

                 OPTIONS GRANTED IN YEAR ENDED DECEMBER 31, 1999



                                                                                                POTENTIAL
                                                  INDIVIDUAL GRANTS                             REALIZABLE
                            --------------------------------------------------------------  VALUE AT ASSUMED
                               NUMBER OF                                                     ANNUAL RATES OF
                               SECURITIES    PERCENT OF TOTAL                                   STOCK PRICE
                               UNDERLYING      OPTIONS/SARS      EXERCISE                     APPRECIATION FOR
                                OPTIONS        GRANTED TO       OR BASE                      OPTION TERM (1)
                                GRANTED       EMPLOYEES IN       PRICE      EXPIRATION      ----------------
            NAME                  (#)          FISCAL YEAR       ($/SH)        DATE          5%         10%
            ----            ---------------------------------------------------------------------------------
Edward L. Kaplan                   --               --              --           --           --          --

                                  20,000            2.78           26.56    03/02/09      334,100     846,675
Charles E. Turnbull

                                  10,000            1.39           26.56    03/02/09      167,050     423,338
Jack A. LeVan

                                  20,000            2.78           26.56    03/02/09      334,100     846,675
Charles R. Whitchurch


     (1) The dollar amounts under these columns are based on 5% and 10% appreciation rates in accordance with the rules of the Securities and Exchange Commission. This table is not intended to predict future movements of the Company's stock price.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES -- The following table provides information on option exercises in 1999 by the Named Officers and on the Named Officers' unexercised options at December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                              UNDERLYING         VALUE OF UNEXERCISED
                                                                              UNEXERCISED            IN-THE-MONEY
                                                                           OPTIONS AT FISCAL       OPTIONS AT FISCAL
                                                                             YEAR-END (#)           YEAR-END ($)(1)
                                                                       ------------------------  ---------------------
                                SHARES ACQUIRED ON         VALUE            EXERCISABLE/            EXERCISABLE/
NAME                                EXERCISE (#)        REALIZED ($)        UNEXERCISABLE           UNEXERCISABLE
-----------------------------  ---------------------   --------------  ------------------------  ---------------------
Edward L. Kaplan                       --                    --                  --/--                   --/--

Charles E. Turnbull                    --                    --              9,000/71,000          177,750/1,646,000

Jack A. LeVan                         2,000                71,970            7,000/27,750            226,609/812,844

Charles R. Whitchurch                 9,500               230,813            8,125/36,875          276,250/1,212,500


     (1) The value per option is calculated by subtracting the exercise price from the closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 1999, of $58.50.

     CERTAIN TRANSACTIONS -- In May 1989, the Company entered into a lease agreement for its facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation ("Unique"), a corporation owned by Messrs. Kaplan and Cless and Stewart Shiman (a former executive officer of the Company). Since its inception, the lease has been amended to cover expansions of the facility. The lease was amended, effective July 1999, to include space that was added in 1999.

     The facility portion of the lease is treated as an operating lease and has a term ending on June 30, 2014. Base monthly rental payments were $111,997 from January 1 through June 30, 1999, $170,373 for July 1 through August 31, 1999, and $173,731 from September 1 through December 31, 1999. Base monthly rental payments will remain at $173,731 through March 31, 2003, and will increase to $185,946 from April 1, 2003 through June 30, 2004, and to $194,702 from July 1, 2004 through March 31, 2008. Base monthly rental payments will decline to $67,132 from April 1, 2008 through June 30, 2009, and will then increase to $77,202 from July 1, 2009 through June 30, 2014.

     The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain Industrial Revenue Bonds. The Industrial Revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique's obligation to such bank under the agreement relating to the Letter of Credit. Under the portion of the lease agreement with Unique, which is accounted for as a capital lease, the Company leases machinery, equipment, furniture, and fixtures at a monthly rental of $5,725 over the lease term.

                        REPORT ON EXECUTIVE COMPENSATION

     Traditionally, compensation for the Company's executive officers has been determined by the Company's chief executive officer, Edward L. Kaplan, due to the relatively small number of executive officers and Mr. Kaplan's personal knowledge of the relative performance and responsibilities of each executive officer. For the year ended December 31, 1999, compensation for the Company's executive officers, other than Mr. Kaplan himself, was established in this manner. Mr. Kaplan also submitted to the Board of Directors for its consideration a proposal for his own compensation package, which was reviewed and approved by the Board.

     COMPENSATION ELEMENTS -- For 1999, the primary components of the Company's executive officer compensation program were base salaries and cash bonuses based on Company and departmental performance.

     BASE SALARIES -- In determining the base salaries of Messrs. Turnbull, LeVan and Whitchurch, Mr. Kaplan reviewed various technology industry salary surveys, and he targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses that he viewed as comparable to the Company. Mr. Kaplan also attempted to maintain a salary structure for the executive group that, vis-a-vis each executive, gives credit for relative seniority and scope of assigned responsibilities. The Board's approval of Mr. Kaplan's salary was based upon its subjective evaluation of Mr. Kaplan's contributions to the Company and his importance to the Company's continued growth. The Board reviewed the American Electronics Association Executive Compensation Survey (the "Survey") to confirm Mr. Kaplan's salary level was within the ranges represented by the Survey, but did not target Mr. Kaplan's salary at a particular point within the Survey's compensation ranges.

     BONUS -- Executive bonuses for 1999 were performance-related. Bonuses were designed to reward management for achieving and exceeding goals for Company performance as well as performance goals for particular departments.

     Mr. Kaplan and each of the other Named Officers participated in the Company's 1999 Executive Bonus Plan (the "Bonus Plan"). Mr. Kaplan established the Bonus Plan after meetings with the other executive officers to discuss the Company's targeted performance goals, and the Board approved Mr. Kaplan's participation in the Bonus Plan. Under the Bonus Plan, cash bonuses paid to each of the Named Officers for 1999 were directly related to the Company's overall financial performance. Bonuses were determined by multiplying the particular officer's base salary by (1) his designated bonus percentage and (2) a performance factor based upon the Company's achievement of targeted levels of after-tax profit for 1999. Designated bonus percentages were based upon seniority and relative positions within the Company's organizational structure.

     Mr. Kaplan awarded bonuses in addition to those provided in the Bonus Plan to certain of the Company's executive officers based upon the performance of the departments over which they exercise direct supervisory authority. For these bonuses, the performance criteria varied depending upon the department and the particular goals set for the department for 1999. For example, an executive responsible for sales functions of the Company received an additional bonus based upon the Company's gross sales levels, while an executive in charge of manufacturing functions received a bonus based upon targeted levels of manufacturing efficiency, quality and on-time deliveries.

     STOCK OPTIONS -- The Company has, on limited occasions, awarded stock options to executive officers, to provide competitive compensation packages and because the Company believes it is important that all of the Company's key executive officers have a meaningful equity stake in the Company so that they have an incentive to create shareholder value over a long-term investment horizon. In 1999, the Company granted 20,000 stock options each to Charles E. Turnbull and Charles R. Whitchurch, and 10,000 stock options to Jack A. LeVan.

     COMPLIANCE WITH SECTION 162(m) -- The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, however, if, in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

                               BOARD OF DIRECTORS

                   Gerhard Cless                  David P. Riley
                   Edward L. Kaplan               Michael A. Smith
                   Christopher G. Knowles         Donald K Skinner

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The Company's Chief Executive Officer, Mr. Kaplan, determined the compensation to be paid the Company's executive officers, other than himself, for the year ended December 31, 1999. The Board of Directors approved the compensation to be paid to Mr. Kaplan. Mr. Cless, the Company's Executive Vice President and Secretary, Mr. Skinner, the Company's Vice Chairman and President of its Printer Card Division, and Mr. Kaplan participated in the deliberations of the Board concerning Mr. Kaplan's compensation.

                                PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Class A Common Stock of the Company for the last five years with the cumulative total return on the Nasdaq Market Index and the MG Industry Group 171 -- Electronic Equipment Manufacturers Index -- over the same period.

                   FIVE-YEAR COMPARISON OF CUMULATIVE RETURNS

                                    [GRAPH]

                                                            DECEMBER 31,
                           ---------------------------------------------------------------------------
                              1994         1995         1996         1997         1998         1999
                           ----------  -----------  -----------  ------------  ----------  -----------
Zebra Technologies
Corporation                 $100.00      $174.08      $119.68       $152.32      $147.20      $299.52

MG Group Index               100.00        92.90        92.56        109.66       136.93       273.44

Nasdaq Market Index          100.00       129.71       161.18        197.16       278.08       490.46


                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 20, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers and (iv) all directors and executive officers of the Company as a group.


                                              CLASS A COMMON STOCK              CLASS B COMMON STOCK          % OF TOTAL
                                        ---------------------------------   -------------------------------      VOTING
NAME AND ADDRESS                           NUMBER         % OF CLASS         NUMBER         % OF CLASS           POWER(1)
--------------------------------------  ---------------------------------   -------------------------------  -------------
Edward L. Kaplan (2)                        113,000                  *        1,406,677  (3)      22.5%            16.2%

Carol K. Kaplan (2)                             --  (4)             --          290,448  (5)       4.7%             3.3%

Gerhard Cless (2)                           100,000 (6)              *        2,193,312  (7)      35.1%            25.1%

Ruth I. Cless (2)                               --  (8)             --          806,304  (9)      12.9%             9.2%

Donald K. Skinner                            76,426 (10)             *          272,176 (11)       4.4%             3.2%

Christopher G. Knowles                       32,000 (12)             *               --             --               *

David P. Riley                               12,000 (13)             *               --             --               *

Michael A. Smith                             18,000 (14)             *               --             --               *

Charles E. Turnbull                          24,490 (15)             *               --             --               *

Jack A. LeVan                                19,489 (16)             *               --             --               *

Charles R. Whitchurch                        30,492 (17)             *               --             --               *

William Blair & Co., L.L.C.               2,201,966 (18)         8.7%                --             --              2.5%

J. & W. Seligman & Co., Inc.              1,363,167 (19)         5.4%                --             --              1.6%

Fidelity Management
   & Research Company                            --                 --          500,000 (20)       8.0%             5.7%

All Executive Officers and Directors
as a group                                  425,897 (21)         1.7%         4,968,917           79.6%            57.1%
(9 persons)


--------------------
* Less than one percent.

     (1) Each share of the Class A Common Stock has one vote and each share of the Class B Common Stock has ten votes. This column shows the combined voting power of all Class A Common Stock and Class B Common Stock beneficially owned by each of the listed persons. The percentages are based on the outstanding number of Class A Common Stock and Class B Common Stock as of March 31, 2000.

     (2) The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

     (3) Excludes 290,448 shares that may be deemed held of record or beneficially by Mr. Kaplan's wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan.

     (4) Excludes 113,000 shares held of record or beneficially by Mr. Kaplan, which may be deemed to be beneficially owned by Mrs. Kaplan.

     (5) Excludes 1,406,677 shares held of record or beneficially by Mr. Kaplan, which may be deemed to be beneficially owned by Mrs. Kaplan.

     (6) Includes 100,000 shares held by a foundation of which Mr. Cless is director.

     (7) Excludes 806,304 shares held of record or beneficially by Mr. Cless' wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless.

     (8) Excludes 100,000 shares held of record or beneficially by Mr. Cless, which may be deemed to be beneficially owned by Mrs. Cless.

     (9) Excludes 2,193,312 shares held of record or beneficially by Mr. Cless, which may be deemed to be beneficially owned by Mrs. Cless.

     (10) Includes 76,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

     (11) Consists of 238,176 shares held by the Skinner Revocable Trust and 36,000 shares held by the Skinner Irrevocable Blind Trust.

     (12) Includes 12,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the Outside Director Plan and 12,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the 1997 Directors Plan.

     (13) Includes 12,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the 1997 Directors Plan.

     (14) Includes 4,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the Outside Director Plan and 6,000 shares of Class A Common Stock issuable within 60 days upon exercise of options granted pursuant to the 1997 Directors Plan.

     (15) Includes 23,900 shares of Class A Common Stock issuable within 60 days upon exercise of options.

     (16) Includes 16,150 shares of Class A Common Stock issuable within 60 days upon exercise of options.

     (17) Includes 17,525 shares of Class A Common Stock issuable within 60 days upon exercise of options.

     (18) As reported on a Schedule 13G filed by William Blair & Co., L.L.C. on February 28, 2000. According to such 13G, William Blair & Co., L.L.C. has sole voting power with respect to 315,063 of these shares, and sole dispositive power with respect to all 2,201,966 of these shares. The address of this stockholder is 222 West Adams Street, Chicago, IL 60606.

     (19) As reported on a Schedule 13G filed by J. & W. Seligman & Co., Inc., on February 10, 1999. According to such 13G, J. & W. Seligman & Co., Inc., has shared voting power with respect to 1,028,900 of these shares, and shared dispositive power with respect to all 1,363,167 of these shares. The address of this stockholder is 100 Park Avenue, New York, NY 10017.

     (20) As reported by FMR Corporation and certain affiliates by letter on March 2, 2000. According to such letter, affiliates of FMR Corporation have sole dispositive power with respect to all 500,000 of these shares and sole voting power with respect to zero shares. The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.

     (21) Includes 155,675 shares of Class A Common Stock issuable within 60 days upon exercise of options.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Company's Board of Directors has appointed KPMG LLP, independent certified public accountants, as auditors of the Company's financial statements for the year ending December 31, 2000. KPMG LLP has acted as auditors for the Company since July 1991.

     The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board's appointment of KPMG LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors. The Board of Directors recommends that the stockholders vote to ratify the appointment of KPMG LLP as auditors for the year ending December 31, 2000.

     It is expected that representatives of KPMG LLP will be present at the Annual Meeting and available to respond to questions. Such representatives will be given an opportunity to make a statement if they desire to do so.

                                  OTHER MATTERS

     SOLICITATION -- The cost of this proxy solicitation will be borne by the Company. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

     PROPOSALS OF STOCKHOLDERS -- To be considered at the 2001 Annual Meeting, stockholder proposals must be received by the Secretary of the Company not less than 45 days nor more than 75 days prior to April 15, 2001.

     OTHER BUSINESS -- The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

     ANNUAL REPORT TO STOCKHOLDERS -- The Company's Annual Report to Stockholders for the year ended December 31, 1999, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

     ANNUAL REPORT ON FORM 10-K -- The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, upon the written request of any person who is a stockholder as of the record date. Requests for such materials should be directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

                                      By Order of the Board of Directors

                                      Gerhard Cless
                                      SECRETARY

                         ZEBRA TECHNOLOGIES CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/

1.  ELECTION OF DIRECTORS
    NOMINEES:

01 Gerhard Cless                    For     Withheld       For All nominees
02 Edward Kaplan                    ALL        ALL         except as marked
03 Christopher Knowles              / /        / /         / /
04 David Riley
05 Donald Skinner
06 Michael Smith


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                                    For            Against         Abstain
                                    / /            / /             / /

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                    For            Against        Abstain
                                    / /            / /            / /


(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

Date:                       , 2000
     ----------------------


----------------------------------
Signature


----------------------------------
Signature (if held jointly)


Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.
When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                       THIS SPACE RESERVED FOR ADDRESSING
                            (key lines do not print)
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND PROPOSAL 3.
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                         ZEBRA TECHNOLOGIES CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) hereby appoints Edward L. Kaplan, Gerhard Cless and Donald K. Skinner, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Class A Common Stock and Class B Common Stock of Zebra Technologies Corporation held of record as of March 20, 2000 which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Zebra Technologies Corporation to be held on May 16, 2000 at The University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, Illinois, 60611, at 10:30 a.m. local time, and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)